                           CHANGE OF CONTROL AGREEMENT

         This AGREEMENT is entered into by and between CNB BANCSHARES, INC., an Indiana corporation ("Company"), and DAVID M. VIAR ("Executive").


                                  Background
                                  ----------

         A. Executive is an officer and key management employee of Company.

         B. Company's Board of Directors ("Board") has determined that it is in the best interests of Company and its shareholders to assure Executive's continued dedication and undivided time, attention, and loyalty, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined in Section 2 below).

         C. In furtherance of that goal, the Board wishes to provide Executive with certain benefits, if his employment should terminate as a result of a Change of Control.

         D. In reliance on this Agreement, Executive is willing to continue his employment with Company on the terms agreed to by Executive and Company from time to time.

         In consideration of the premises, Company and Executive agree as follows:
                                   Agreement
                                   ---------

         1. Duration Of Agreement. This Agreement shall be effective May
23, 1997 ("Effective Date"), and shall continue until the end of the Term (as defined in Section 2).
         2. Definitions. The following words and phrases, when capitalized, shall have the following meanings for purposes of this Agreement:

            (a) Affiliate. "Affiliate" means an employer required to be aggregated with Company pursuant to Section 414 (b) or (c) of the Internal Revenue Code.

            (b) Anniversary Date. "Anniversary Date" means each anniversary of the Effective Date occurring during the Term.

            (c) Cause. "Cause" means and shall be limited to the following:

                (1) Executive's willful and continued failure to perform (other than a failure resulting from Executive's illness or disability) his employment duties after a demand for substantial performance is delivered to Executive on behalf of the Board that specifically identifies the manner in which it alleges that Executive has failed to perform his duties and Executive's failure to take appropriate actions to correct such failure within thirty (30) days; or

                (2) Executive's willful engaging in misconduct that has caused demonstrable and material injury, monetary or otherwise, to Company or an Affiliate.

         For purposes of this Subsection (c), no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until the Board has delivered to him a copy of a notice of termination, and after reasonable notice to him and an opportunity for him, together with counsel, to be heard before the Board, at least two-thirds of the Board finds, in its reasonable opinion, that Executive was guilty of conduct set forth above in clause (1) or (2) and specifying the particulars thereof in detail.

            (d) Change of Control. "Change of Control" shall be deemed to have occurred upon the happening of any one or more of the following:

                                      -2-
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                (1) any person, as that term is used in Section 13(d)(3) and
         14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time, becomes a beneficial owner, directly or indirectly, of securities of Company representing twenty percent (20%) or more of the combined voting power of Company's then outstanding securities;

                (2) less than fifty-one percent (51%) of the members of the Board are Incumbent Directors;

                (3) any corporation or group of associated persons acting in concert, owns more than twenty-five percent (25%) of the outstanding shares of voting stock of Company coupled with or followed by the exercise of the voting power of such shares by the election of two (2) or more directors of Company in any one election at the instance of such corporation or group;

                (4) Company becomes a party to an agreement of merger, consolidation, or other reorganization pursuant to which Company will be a constituent corporation, and either (A) Company is not the surviving or resulting corporation, or (B) the transaction will result in less than eighty percent (80%) of the outstanding voting securities of the surviving or resulting entity being owned by the former shareholders of Company;

                (5) Company becomes a party to an agreement providing for Company's sale or other disposition of all or substantially all of its assets to any individual, partnership, joint venture, association, trust, corporation, or other entity or person which is not an Affiliate; or
                (6) the occurrence of another event that the Board designates a Change of Control.

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

                  (e) Change of Control Date. "Change of Control Date" means the date as of which a Change of Control occurs.

                  (f) Change Period. "Change Period" means the period beginning six months before the Change of Control Date and continuing for the number of months specified in Appendix A after the Change of Control Date. Notwithstanding the preceding sentence, if a Change of Control described in Paragraph (d)(4) or (d)(5) occurs, the Change Period shall begin when Company becomes a party to a legally binding agreement described in paragraph (d)(4) or (d)(5) but shall not end until the number of months specified in Appendix A after the effective date of the Change of Control transaction described in Paragraph (4) or (5).

                  (g) Confidential Information. "Confidential Information" means any information not in the public domain and not previously disclosed to the public by the Board or management of the Company or an Affiliate with respect to the products, facilities, and methods; trade secrets and other intellectual property; systems, procedures, manuals, confidential reports, customer lists, financial information, business plans, prospects, or opportunities of the Company or an Affiliate; or any information which the Company or an Affiliate has designated as Confidential Information.

                  (h) Disability. "Disability" means Executive's inability to perform the material duties of his employment because of physical or mental illness, which inability is likely to last for a period of one year or longer.

                  (i) Effective Date. "Effective Date" means the effective date of this Agreement, as specified in Section 1.

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

                  (j) Full Incentive Compensation. "Full Incentive Compensation" means incentive compensation for a calendar year (including incentive compensation in the amount of zero), provided that such compensation is not reduced because Executive was employed by the Company for less than the entire calendar year.

                  (k) Good Reason. "Good Reason" means, (i) with respect to a Change of Control described in Section 2(d)(4) in which Company is the surviving or resulting corporation, and which results in less than eighty percent (80%) but more than fifty percent (50%) of the outstanding voting securities of the resulting or surviving corporation being owned by former shareholders of the Company, a material change in position, title, compensation, status, responsibilities, or working conditions in effect immediately before the Change of Control or relocation of the Executive's place of employment to a location more than fifty (50) miles from the Executive's place of employment immediately before the Change of Control, and, (ii) with respect to any Change of Control not described in Clause (i), Executive's determination, in his sole judgment, that the duties of his employment, compensation therefor, or the benefits or status associated therewith have been reduced during the Change Period or that he is unable to continue to perform the duties of his employment effectively because of circumstances that changed during the Change Period directly or indirectly as a result of the Change of Control.

                  (l) Incumbent Director. "Incumbent Director" means a director serving on the Board who (i) was a director on the Effective Date or
         (ii) was later elected as a director (except a director whose initial assumption of office was in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors) and whose appointment, election, or nomination for election was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date hereof or whose appointment, election, or nomination for election was previously so approved or recommended.

                  (m) Payment Period. "Payment Period" means the period beginning on the later of the Change of Control Date or the date of Executive's termination of employment during the Change Period and continuing for the number of months specified in Appendix A; provided, however, if Executive's employment terminates after a Change of Control (or, in the case of a transaction described in Paragraph 2(d)(4) or 2(d)(5), the later effective date of such transaction), the number of months in the Payment Period shall be reduced by one for each full calendar month before the effective date of Executive's termination of employment occurring after the most recent Change of Control Date (or, in the case of a transaction described in Paragraph 2(d)(3) or (4), the later effective date of such transaction) before such termination date.

                  (n) Term. "Term" means the period beginning on the Effective Date and ending on the second anniversary of the Effective Date, as extended pursuant to the provisions of this Subsection. The period referred to in the preceding sentence shall automatically be extended for one additional year on each Anniversary Date, unless the Company has notified the Executive not fewer than thirty (30) days before that Anniversary Date that the Term will not automatically be extended further. Notwithstanding any provision of this Agreement, if one or more Changes of Control occur during the Term (as determined pursuant to the preceding provisions of this Subsection or as extended pursuant to this sentence to reflect a prior Change of Control),

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

         the Term shall not end before the end of the Payment Period with respect to the latest Change of Control occurring during the Term.

                  (o) Termination Compensation. "Termination Compensation" has the meaning specified in Paragraph 3(a)(1).

         3.       Termination of Executive's Employment During Change Period.

                  (a) If Executive terminates his employment for Good Reason during the Change Period, or if Company terminates Executive's employment during the Change Period for a reason other than Cause or Executive's death or Disability, Executive shall be entitled to the following benefits:

                       (1) An amount equal to Executive's Termination Compensation multiplied by the number of months in the Payment Period. Executive's Termination Compensation shall be equal to the sum of (i) his highest rate of base monthly salary (unreduced by any elective salary deferrals or redirections) during the twelve (12) month period immediately preceding his termination of employment plus (ii) one-twelfth of his average annual incentive compensation with respect to the shortest of (A) the three calendar years immediately preceding the Payment Period, provided Executive received Full Incentive Compensation for all such years, (B) the calendar years immediately preceding the Payment Period with respect to which Executive received Full Incentive Compensation, or (C) the total period of Executive's employment by Company. This amount shall be paid to Executive in a lump sum between sixty (60) and ninety (90) days after the later of (A) his termination of employment or (B) the Change of Control Date. Executive may, in his discretion, elect to reduce the amount payable to him pursuant to this Paragraph 3 to the extent necessary to avoid excise taxes in Code Section 4999 of the Internal Revenue Code.

                           (2) Throughout the Payment Period, Company shall
                  provide to Executive and his family medical, life insurance, and other welfare benefits substantially similar to those provided to active executive employees of the Company, provided Executive pays any premiums charged by Company to active executive employees receiving similar coverage. Beginning at the end of the Payment Period, Company shall provide medical coverage to Executive and his family that is substantially similar to the coverage provided to active employees of the Company, provided that Executive pays Company the same premium as he would have been required to pay if such coverage had been provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. Executive may elect to purchase single coverage or family coverage pursuant to the preceding sentence. Subject to Executive's payment of the required premiums, post-Payment Period medical coverage for Executive and his spouse shall continue until the earliest of the following events: (i) the Executive's (or in the case of coverage for the Executive's spouse, his spouse's) Medicare eligibility, (ii) the Executive's (or in the case of coverage for the Executive's spouse, his spouse's) death, or (iii) medical coverage for the Executive (or in the case of coverage for the Executive's spouse, his spouse) through another employer.

                  (b) The payment or provision of benefits to Executive pursuant to this Agreement shall not affect the obligations of Company or its successor under any plan, agreement, or arrangement generally applicable to Company's retired management employees pursuant to which Executive is entitled to any retirement benefits, welfare benefits, stock, or other fringe benefits.

                  4.    Non-Competition. Executive shall not, while employed or
                        ---------------
     during the Payment Period, become an officer, director, or employee of, consultant to, or majority shareholder in any bank or bank holding company that substantially competes with Company, its subsidiaries, or Affiliates, or its successor or successors within one hundred (100) miles from Evansville, Indiana, or fifty (50) miles from the nearest banking office of Company or a subsidiary thereof.

                  5.    Non-Disclosure of Confidential Information. Executive
                        ------------------------------------------
     acknowledges that, by virtue of his employment, he has obtained or will obtain Confidential Information, the use or disclosure of which could cause Company immeasurable and substantial loss and damages for which no remedy at law would be adequate. Accordingly, Executive covenants and agrees with Company that, except as necessary to perform his obligations to Company or with the prior written consent of Company's Board, he will not at any time directly or indirectly disclose any Confidential Information that he may acquire or has acquired by reason of his association with Company. Without limiting the rights or remedies, both legal and equitable, available to Company in the event of an actual or threatened breach of Executive's obligations under this Section, Company shall be entitled to seek and obtain a temporary restraining order and/or a preliminary or permanent injunction against Executive, which shall prevent Executive from engaging in any activities prohibited by this Section, or to seek and obtain such other relief against Executive as may be required to enforce Executive's obligations hereunder. Executive's obligations set forth in this Section and Company's rights and remedies, whether legal or equitable, with respect thereto, shall extend indefinitely.

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


                  6.     Expenses. If Executive determines, in his absolute
                         --------
     judgment, that it is necessary or advisable for him to incur reasonable legal and/or accounting expenses, including but not limited to reasonable attorneys' and/or accountants' fees, to obtain full and effective enforcement of his rights under this Agreement or to determine the appropriate tax treatment of amounts paid pursuant to this Agreement, Company shall reimburse Executive for all such reasonable expenses and costs on a periodic basis. Company's obligation to reimburse Executive for these reasonable expenses or costs pursuant to this Section shall survive expiration of the Term and shall survive the termination of any later employment agreements between Executive and Company. Any reimbursement required by this Section shall be paid promptly to Executive after he submits a copy of the service provider's invoice for the covered expense.

                  7.     Company's Obligation to Provide Information. After
                         -------------------------------------------
     termination of Executive's employment, Company shall promptly provide Executive with reasonably requested information relating to his retirement, benefits and payments under this Agreement, and other post-employment benefits.

                  8.     Binding Effect And Assignment. This Agreement shall
                         -----------------------------
     inure to the benefit of and shall be binding upon the parties to this Agreement and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right created by this Agreement may be assigned or transferred by either party. Notwithstanding the foregoing, the Company shall assign this Agreement to any person or entity succeeding to substantially all of the business and assets of the Company upon a Change in Control, and upon such a Change in Control, the Company shall obtain the assumption of this Agreement by its successor.

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


                  9.     Notices. Any notice to a party required or permitted to
                         -------
     be given by this Agreement shall be in writing and shall be deemed given when mailed by registered or certified mail to the party at the party's address as specified in this Section:

                  If to the Company, to:    CNB Bancshares, Inc.
                                            Attention:  Corporate Secretary
                                            20 N.W. Third Street
                                            Evansville, Indiana 47708

     or such other address designated by Company in writing to Executive as provided in this Section.

         If to Executive, to:               ____________________
                                            ____________________
                                            ____________________

     or such other address designated by Company in writing to Executive as provided in this Section.

                 10.     Severability. If any term, provision, covenant, or
                         ------------
     restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

                 11.     Amendments. This Agreement may not be modified,
                         ----------
     amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by Company and Executive.

                 12.     Governing Law. This Agreement shall be construed in
                         -------------
     accordance with the laws of the State of Indiana.

                 13.     Arbitration. Any dispute, claim, or controversy
                         -----------
     concerning the terms, meaning, application, or enforcement of any provision of this Agreement that cannot be resolved through direct discussion or mediation shall be submitted to final and binding arbitration before a neutral arbitrator pursuant to the arbitration procedures set out in this Section ("Procedures") under the auspices of the American Arbitration Association (AAA) at Evansville, Indiana. The AAA Employment Dispute Resolution Rules in effect at the time of the arbitration shall govern arbitration proceedings, except insofar as these Procedures, as they may be amended from time to time, specifically provide otherwise. Executive may initiate a claim or case only by a written notice to Company as provided in this Agreement. Company may likewise initiate a claim or case by a written notice delivered to Executive, as provided in this Agreement. The written notice must set forth the matter in dispute in sufficient detail to advise the non-initiating party of the nature and amount of the dispute or claim, the date(s) of the underlying occurrence(s), and the relief requested. It shall also be the initiating party's responsibility to submit the claim and other required documents and fees to AAA in a timely manner; provided, however, if Executive is fully or partially successful, Company shall reimburse Executive for arbitration fees reasonably incurred. In conducting arbitration proceedings, the AAA-appointed arbitrator shall be authorized to award any relief available under the laws of the United States or the State of Indiana applicable to the claim, dispute, or controversy submitted, where such relief is warranted based on the evidence and the law. Any arbitration award shall be final and binding, and enforceable by an action in any court of competent jurisdiction. No award shall be set aside, or denied enforcement, by any court in any action unless the court finds that the arbitrator purported to resolve claims, disputes, or controversies not within the scope of these Procedures. Adherence to these Procedures, and the agreement of the parties to this Agreement to follow them, shall be enforceable in an action to compel or stay arbitration pursuant to the Federal Arbitration Act or the Indiana Uniform Arbitration Act in a court of competent jurisdiction.

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


                 14.     Integration. This Agreement supersedes all prior
                         -----------
     agreements between the parties with respect to the matters covered herein.

                 15.     Counterparts. This Agreement may be signed in two
                         ------------
     counterparts, each of which shall be deemed to be an original but which together shall constitute one and the same instrument. Effect Of Headings. The section headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                 IN WITNESS WHEREOF, CNB Bancshares, Inc. has caused this Agreement to be executed on this 23rd day of May, 1997, and Executive has executed this Agreement on the date specified below.


     ATTEST:                                 CNB BANCSHARES, INC.



     /s/ Sallie A. Gore                      By  /s/ James J. Giancola
     ----------------------------                -------------------------------
                                             (Signature)

                                                   5/23/97
                                             -----------------------------------
                                               (Date)



                                             EXECUTIVE




                                             /s/ David M. Viar
                                             -----------------------------------
                                             (Signature)

                                                   May 23, 1997
                                             -----------------------------------
                                               (Date)

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


                                  APPENDIX A


     The Payment Period shall consist of 18 months.

     ATTEST:                                 CNB BANCSHARES, INC.



     /s/  Sallie A. Gore                     By  /s/ James J. Giancola
     ------------------------------              -------------------------------
                                             (Signature)


                                                 5/23/97
                                             -----------------------------------
                                               (Date)



                                             EXECUTIVE




                                             /s/ David M. Viar
                                             -----------------------------------
                                             (Signature)


                                                 May 23, 1997
                                             -----------------------------------
                                               (Date)

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